AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997

                                                     REGISTRATION NO. 333-40855
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                       AMENDMENT NO. 2 TO FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            STAR GAS PARTNERS, L.P.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     5984                    06-1437793
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                               ----------------

                             2187 ATLANTIC STREET
                                P.O. BOX 120011
                            STAMFORD, CT 06912-0011
                                (203) 328-7300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              JOSEPH P. CAVANAUGH
                                   PRESIDENT
                             2187 ATLANTIC STREET
                               P.O. BOX 120011
                            STAMFORD, CT 06912-0011
                              (203) 328-7300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

       ANDREWS & KURTH L.L.P          PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP
        425 LEXINGTON AVENUE                         666 FIFTH AVENUE
            10TH FLOOR                                  28TH FLOOR
         NEW YORK, NY 10017                     NEW YORK, NY 10103-0084
           (212) 850-2800                            (212) 977-9700
     ATTN: MICHAEL Q. ROSENWASSER                  ATTN: ALAN SHAPIRO

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee, the amounts set forth below are estimates.

      Securities and Exchange Commission registration fee.......... $  6,415.00
      NASD filing fee..............................................    2,717.00
      Nasdaq National Market listing fee...........................   16,180.00
      Printing and engraving expenses..............................  150,000.00
      Legal fees and expenses......................................  150,000.00
      Accounting fees and expenses.................................   60,000.00
      Blue Sky fees and expenses...................................   10,000.00
      Transfer agent fees and expenses.............................    5,000.00
      Miscellaneous Expenses.......................................   49,688.00
                                                                    -----------
          Total.................................................... $450,000.00
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Section of the Prospectus entitled "The Partnership Agreement-- Indemnification" is incorporated herein by this reference. Reference is made to Section 6 of the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement. Subject to any terms, conditions or restrictions set forth in the Partnership Agreements, Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In November 1997, the Partnership issued 147,727 Common Units to Star Gas in connection with the Pearl Gas Acquisition, in a private placement transaction pursuant to Section 4(2) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

    1.1 --Form of Underwriting Agreement(5)
    3.1 --Form of Agreement of Limited Partnership of Star Gas Partners,
          L.P.(2)
    3.2 --Form of Agreement of Limited Partnership of Star Gas Propane, L.P.(2)
    5.1 --Opinion of Phillips Nizer Benjamin Krim & Ballon LLP as to the legality of the securities being registered(1)
        --Opinion of Phillips Nizer Benjamin Krim & Ballon LLP relating to tax
    8.1   matters(1)
   10.1 --Form of Credit Agreement among Star Gas Propane, L.P. and certain banks(3)
   10.2 --Form of Conveyance and Contribution Agreement among Star Gas
          Corporation, the Partnership and the Operating Partnership(3)

   10.3  --Form of First Mortgage Note Agreement among certain insurance companies, Star Gas Corporation and Star Gas Propane L.P.(3)
   10.4  --Intercompany Debt(3)
   10.5  --Form of Non-competition Agreement between Petro and the
           Partnership(3)
   10.6  --Form of Star Gas Corporation 1995 Unit Option Plan(3)
   10.7  --Amoco Supply Contract(3)
   10.8  --Stock Purchase Agreement dated October 20, 1997 with respect to the
           Pearl Gas Acquisition(4)
   10.9  --Conveyance and Contribution Agreement with respect to the Pearl Gas
           Acquisition(4)
   10.10 --Second Amendment dated as of October 21, 1997 to the Credit
           Agreement dated as of December 13, 1995 among the Operating
           Partnership, Bank Boston, N.A. and NationsBank, N.A.(4)
   21    --Subsidiaries of the Registrant(1)
   23.1  --Consent of KPMG Peat Marwick LLP(1)
   23.2  --Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in
           Exhibit 5.1)(1)
   24.1  --Powers of Attorney (included on signature page)(1)

--------
(1) Previously filed.
(2) Incorporated by reference to Appendix A to the Prospectus filed as part of Registrant's Registration Statement on Form S-1 File No. 33-90496.
(3) Incorporated by reference to the same Exhibit to Registrant's Registration Statement on Form S-1, File No. 33-98496, filed with the Commission on December 13, 1995.
(4) Incorporated by reference to the following Exhibits to Registrant's Periodic Report on Form 8-K, as amended, as filed with the Commission on October 23 and 29, 1997: 10.8-99.1; 10.9-99.2; and 10.10-99.3.
(5) Filed herewith.

  (b) Financial Statement Schedules:

      II Valuation and Qualifying Accounts for the years ended September 30, 1995, 1996 and 1997.

  All other financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17. UNDERTAKINGS

  (1) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (3) The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    (b) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof:

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN STAMFORD, CONNECTICUT, ON DECEMBER 10, 1997.

                                          Star Gas Partners, L.P.

                                          By: Star Gas Corporation, as
                                                General Partner

                                               /s/ Joseph P. Cavanaugh
                                          By: _________________________________
                                                   Joseph P. Cavanaugh,
                                                         President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

                                        President (Principal
    /s/ Joseph P. Cavanaugh              Executive Officer)      December 10,
-------------------------------------                             1997
         JOSEPH P. CAVANAUGH

                                        Vice President--
     /s/ Richard F. Ambury               Finance (Principal      December 10,
-------------------------------------    Financial and            1997
          RICHARD F. AMBURY              Accounting Officer)

         /s/ Irik P. Sevin*             Director
-------------------------------------                            December 10,
            IRIK P. SEVIN                                         1997

        /s/ Audrey L. Sevin*            Director
-------------------------------------                            December 10,
           AUDREY L. SEVIN                                        1997

      /s/ William P. Nicoletti*         Director
-------------------------------------                            December 10,
        WILLIAM P. NICOLETTI                                      1997

                                        Director                 December   ,
-------------------------------------                                1997
         ELIZABETH K. LANIER

                                        Director                 December   ,
-------------------------------------                                1997
           PAUL BIDDELMAN


   /s/ Thomas J. Edelman                Director                 December 10,
-------------------------------------                             1997
          THOMAS J. EDELMAN

                                        Director                 December   ,
-------------------------------------                                1997
           WOLFGANG TRABER

   /s/ William G. Powers, Jr.           Director                 December 10,
-------------------------------------                             1997
       WILLIAM G. POWERS, JR.

    /s/ Joseph P. Cavanaugh                                      December 10,
-------------------------------------                             1997
JOSEPH P. CAVANAUGH, AS ATTORNEY-IN-
 FACT PURSUANT TO POWER OF ATTORNEY
    CONTAINED IN THE REGISTRATION
              STATEMENT